UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 1, 2011
HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive office)	(Zip Code)
(419) 247-2800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On April 1, 2011, Health Care REIT, Inc. (the “Company”) completed the previously announced acquisition (the “Acquisition”) of 100% of the equity interests of FC-GEN Acquisition Holding, LLC, a Delaware limited liability company (“FC-GEN Acquisition Holding”), pursuant to the terms of a definitive purchase agreement dated as of February 28, 2011 (the “Purchase Agreement”) among the Company, FC-GEN Investment, LLC, a Delaware limited liability company (“FC-GEN”), and FC-GEN Operations Investment, LLC, a Delaware limited liability company (“OpCo”). FC-GEN Acquisition Holding indirectly owns (1) 137 senior housing and care facilities (134 in fee simple and three pursuant to ground leases) and (2) the leasehold interests in and option to purchase seven senior housing and care facilities in 11 states in the Northeast and Mid-Atlantic operating under the name Genesis HealthCare. The aggregate purchase price for the equity interests of FC-GEN Acquisition Holding was approximately $2.4 billion.
     The Company expects to complete the acquisition of three additional senior housing and care facilities upon receipt of final regulatory approvals, which are currently in the process of being reviewed. Once acquired, each of these facilities will be added to the Master Lease (as defined below), without any adjustment to the base rent and without payment of any additional consideration.
     In conjunction with the completion of the Acquisition, FC-GEN Real Estate, LLC, a Delaware limited liability company and a subsidiary of the Company, entered into a master lease (the “Master Lease”) with Genesis Operations LLC, a Delaware limited liability company (“Tenant”) under which Tenant operates the 137 owned or ground leased facilities. An affiliate of Tenant operates the seven leasehold interest facilities. Tenant is a wholly owned subsidiary of OpCo. All obligations under the Master Lease are guaranteed by OpCo. The Company has the option, during the initial 15-year term of the Master Lease and subject to certain restrictions, to acquire a 9.9% ownership interest in OpCo for a purchase price equal to approximately $47 million (subject to certain adjustments).
     The Company funded the Acquisition through cash on hand and a portion of the net proceeds from the following activities: (1) the issuance and sale of 28,750,000 shares of the Company’s common stock; (2) the issuance and sale of 14,375,000 shares of the Company’s 6.50% Series I Cumulative Convertible Perpetual Preferred Stock; and (3) the issuance and sale of (a) $400,000,000 aggregate principal amount of the Company’s 3.625% Notes due 2016, (b) $600,000,000 aggregate principal amount of the Company’s 5.250% Notes due 2022 and (c) $400,000,000 aggregate principal amount of the Company’s 6.500% Notes due 2041.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
     This Current Report on Form 8-K provides FC-GEN Acquisition Holding, LLC’s audited consolidated financial statements as of December 31, 2010 and 2009 and for the three years ended December 31, 2010, 2009 and 2008 relating to the Acquisition, attached hereto as Exhibit 99.1. The information in Exhibit 99.1 was provided by FC-GEN Acquisition Holding, LLC.
     To the extent required by this item, additional financial statements will be filed as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
     This Current Report on Form 8-K provides the Company’s unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2010 relating to the Acquisition, attached hereto as Exhibit 99.2.
     To the extent required by this item, additional pro forma financial information will be filed as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(d) Exhibits. The following exhibits are being filed herewith:

No.	Description
10.1	Equity Purchase Agreement, dated as of February 28, 2011, by and among Health Care REIT, Inc., FC-GEN Investment, LLC and FC-GEN Operations Investment, LLC (filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Form 8-K filed February 28, 2011, and incorporated herein by reference thereto)

23.1	Consent of KPMG LLP

99.1	FC-GEN Acquisition Holding, LLC and Subsidiaries Consolidated Financial Statements as of December 31, 2010 and 2009 and for the three years ended December 31, 2010, 2009 and 2008

99.2	Health Care REIT, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the year ended December 31, 2010
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.

Date: April 7, 2011	By:	/s/ GEORGE L. CHAPMAN
George L. Chapman,
Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.

Date: April 7, 2011	By:	/s/ GEORGE L. CHAPMAN
George L. Chapman,
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

No.	Description
10.1	Equity Purchase Agreement, dated as of February 28, 2011, by and among Health Care REIT, Inc., FC-GEN Investment, LLC and FC-GEN Operations Investment, LLC (filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Form 8-K filed February 28, 2011, and incorporated herein by reference thereto)

23.1	Consent of KPMG LLP

99.1	FC-GEN Acquisition Holding, LLC and Subsidiaries Consolidated Financial Statements as of December 31, 2010 and 2009 and for the three years ended December 31, 2010, 2009 and 2008

99.2	Health Care REIT, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the year ended December 31, 2010